UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Maison Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, California 91754
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 737-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 12, 2025, Maison Solutions Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor” or “Holder”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, (i) a senior unsecured convertible promissory note in the aggregate original principal amount of $3,000,000 with an original issue discount of eight and a half percent (8.5%) (the “Initial Note”), convertible into shares (the “Conversion Shares”) of Class A common stock, $0.0001 par value per share of the Company (the “Common Stock”), and (ii) a note purchase warrant (the “Incremental Warrant”), exercisable for one or more senior unsecured convertible promissory notes in the aggregate original principal amount of up to $6,500,000 with an original issue discount of eight and a half percent (8.5%) and substantially in the form of the Initial Note (each an “Additional Note” and collectively, the “Additional Notes” and together with the Initial Note, the “Notes”). On March 12, 2025 (the “Closing Date”), the Company issued and sold to the Investor the Initial Note for a purchase price of $2,745,000, representing an original issue discount of eight and a half percent (8.5%), which matures on March 12, 2027, and the Incremental Warrant, which expires on March 12, 2028. The Initial Note, Incremental Warrant, Additional Notes and Conversion Shares are collectively referred to herein as the “Securities”. The material terms of the Notes and Incremental Warrant are summarized below.

Pursuant to the terms of the Purchase Agreement, the Company is required to hold a meeting of stockholders of the Company (the “Stockholder Meeting”), no later than ninety (90) calendar days after the Closing Date (as defined below) (the “Stockholder Meeting Deadline”), to seek the approval of (i) the issuance of all Conversion Shares in excess of the Exchange Cap (as defined below) that may be issuable pursuant to the Purchase Agreement and Notes in compliance with the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) and (ii) an amendment to the Company’s certificate of incorporation, as amended, to increase the number of authorized shares of Common Stock to 150,000,000. If, despite the Company’s reasonable best efforts, stockholders approval is not obtained by the Stockholder Meeting Deadline, the Company must adjourn and reconvene the Stockholder Meeting at least as often as every thirty (30) calendar days thereafter until such approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the Closing Date.

The Purchase Agreement also limits the total cumulative number of shares of Common Stock issued to the Investor under the Notes the Purchase Agreement and any other transaction documents to 19.99% of the number of shares of Common Stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of Rule 5635(d) of Nasdaq or other applicable rules of the principal market on which the Common Stock is listed, except that such limitation will not apply following the Company’s receipt of Stockholder Approval. The Exchange Cap is calculated based on the number of shares of Common Stock issued and outstanding as of the date of the Purchase Agreement, which number may be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under the applicable rules of the principal market.

Pursuant to the Purchase Agreement and the Notes, at any time while any Notes or the Incremental Warrant remain outstanding, the Company will be prohibited, without the prior written consent of the Investor, from issuing any notes or warrants (other than those contemplated by the Purchase Agreement) and from issuing any securities that cause a breach or default under the Initial Note, the Additional Notes or the Incremental Warrant. Further, so long as the Investor beneficially owns any Securities, the Company will be prohibited from issuing or selling any shares of Common Stock or Convertible Securities (as defined in the Purchase Agreement), other than Excluded Securities (as defined in the Purchase Agreement) for a consideration per share less than a price equal to 120% of the Floor Price (as defined in the Notes) in effect immediately prior to such issuance or sale. The Company is also prohibited from issuing or selling any shares of Common Stock or Convertible Securities (as defined in the Notes) for each period commencing on the issuance date of a Note, through, and including, the twentieth (20th) trading day immediately following the date on which the Securities and Exchange Commission (the “SEC”) declares the registration statement registering the resale of the applicable Conversion Shares effective, provided, however, that until the earlier of 60 days following the Closing Date and the date the registration statement for the Conversion Shares under the Initial Note is declared effective, the Initial Note permits the Company to issue and sell, in one or more transactions consisting solely of shares of Common Stock and not constituting a Variable Rate Transaction (as defined in the Purchase Agreement), up to an aggregate of $2,500,000 of shares of Common Stock provided that such shares sold at an effective fixed price per share greater than 150% of the Floor Price then in effect. At any time while any Notes or the Incremental Warrant remain outstanding, the Company will be prohibited effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement) without the written consent of the Investor in its sole discretion.

The Purchase Agreement also contains customary representations, warranties, certain affirmative and negative covenants (including restrictions on the Company’s ability to incur indebtedness, permit liens, make dividends or distributions, consummate investments and consummate certain affiliate transactions), indemnification rights and obligations of the parties.

The Initial Note and the Incremental Warrant were issued, and any Additional Notes and Conversion Shares will be issued, in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the sale of the Initial Note and any Additional Notes to repay a portion of the indebtedness outstanding under that certain Secured Note Agreement by its subsidiaries, Lee Lee Oriental Supermart, Inc. and AZLL LLC, in favor of Meng Truong and Paulina Truong, dated as of April 8, 2024, as amended and modified through March 12, 2025, and for working capital purposes for the Company and its subsidiaries.

Initial Note

The Initial Note is a senior unsecured obligation of the Company and has a maturity date of March 12, 2027, which may be extended at the option of the Holder with the express written consent of the Company pursuant to the terms of the Initial Note. The Initial Note bears interest at a rate to 5.25% per annum and may increase to a rate of 18.00% per annum upon the occurrence of an Event of Default (as defined in the Initial Note), for so long as such event remains uncured. Accrued interest will be paid on a monthly basis and, at the Company’s option, will either be paid in cash or paid-in-kind in shares of Common Stock, subject to certain terms and conditions as set forth in the Initial Note.

The Holder has the right to elect at any time to convert the Initial Note into shares of Common Stock, so long as the aggregate number of shares of Common Stock then beneficially owned by the Holder (together with its affiliates) would not exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Initial Note. The Holder has the right to increase or decrease the Beneficial Ownership Limitation upon prior notice to the Company, provided that the Beneficial Ownership Limitation may in no event exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion. Beginning on the effective date of the initial registration statement and on the same day of each successive month thereafter, the Fixed Price will be adjusted (downwards only) to the lower of (a) the Fixed Price then in effect and (b) the lower of (x) 95% of the lowest daily VWAP (as defined in the Initial Note) of the Common Stock during the 10 consecutive trading days immediately prior to the applicable measurement date and (y) the Floor Price (as defined in the Initial Note) then in effect (the “Variable Price”). The initial Floor Price for the Initial Note is $0.26 per share. The conversion price of the Initial Note may also be adjusted from time to time pursuant to the other terms and conditions of the Initial Note.

The Company at its option has the right, but not the obligation, to redeem a portion or all amounts outstanding under the Initial Note prior to maturity pursuant to the terms of the Initial Note.

The number of shares of Common Stock issuable upon conversion of the Initial Note will be determined by dividing (x) the portion of the principal, interest, or other amounts outstanding under the Initial Note to be converted (the “Conversion Amount”) by (y) the Conversion Price. The Conversion Price of the Initial Note is initially $1.38 per share of Common Stock (the “Fixed Price”). Beginning on the effective date of the initial Registration Statement and on the same day of each successive month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price will be reduced to the lower of (i) the then-effective Fixed Price and (ii) 95% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to such Fixed Price Reset Date (the “Variable Price”). Additionally, on any trading day on which the aggregate trading value of the Common Stock (as reported on Bloomberg) is equal to or greater than $500,000 between 4:00 a.m. and 11:00 a.m., New York time, the Conversion Price on such trading day (and only for such trading day) will be reduced to the lowest of (i) the then effective Variable Price, (ii) the lowest price traded on such trading day until the earlier of (A) 11:00 a.m., New York time, (B) the time a conversion notice is delivered pursuant to the Initial Note, subject to the Floor Price then in effect, and (C) the then effective Conversion Price. Upon the occurrence of an Event of Default, with respect to any Event of Default, the Alternate Conversion Price (as defined in the Initial Note) will be equal to the lower of (i) the then effective Conversion Price and (ii) 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date that the Investor delivers a conversion notice any time after the occurrence of an Event of Default.

If, any time after the issuance date of the Initial Note, an Amortization Event (as defined in the Initial Note) occurs, then the Company will be required to make monthly payments beginning on the seventh (7th) trading day after the Amortization Event Date (as defined in the Notes) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding Notes is repaid. Each monthly payment will be in an amount equal to the sum of (i) one sixth of the aggregate principal amount outstanding for the Initial Note and all Other Notes (as defined in the Initial Note) (the “Amortization Principal Amount”), plus (ii) 20% of such Amortization Principal Amount. The obligation of the Company to make monthly payments related to an Amortization Event will cease upon cure of the Amortization Event, pursuant to the terms of the Note.

Further, at any time any Notes remain outstanding, the Company effects, or enters into an agreement to effect, a Dilutive Issuance (as defined in the Notes), then upon the occurrence of such Dilutive Issuance, the Fixed Price then in effect will be reduced to an amount equal to the New Issuance Price (as defined in the Notes).

The Initial Note provides for customary Events of Default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest, breach of covenants or other agreements in the Purchase Agreement and Initial Note, certain bankruptcy or insolvency events, certain change of control transactions, the failure of the Company to file certain required reports under the Exchange Act of 1934, as amended (the “Exchange Act”), an event of default under the Purchase Agreement, Incremental Warrant or any Additional Note, default by the Company on any of its obligations under any other indebtedness exceeding $250,000, and certain final judgements for payment of money are rendered against the Company. Upon an event of default that is continuing, the Holder of the Initial Note may convert all or any portion of the Initial Note at a price equal to the Alternate Conversion Price (as defined in the Initial Note). Additionally, if any Event of Default occurs under the Initial Note, the outstanding principal amount of the Initial Note and any Additional Note will become, at the Holder’s election, in whole or in part immediately due and payable in cash or in shares of Common Stock. Notwithstanding the foregoing, the Company and its subsidiary is permitted to make payments pursuant to that certain note modification agreement, dated March 12, 2025, by and among Meng Truong, Paulina Truong, Lee Lee Oriental Supermart, Inc., AZLL LLC, John Xu and Grace Xu.

Incremental Warrant

The Holder may exercise the Incremental Warrant, in whole or in part, in increments of up to $1,500,000, but subject to a minimum increment of $250,000, at any time prior to March 12, 2028. The Incremental Warrant also provides that the Company may request that the Holder exercise the Incremental Warrant if certain terms and conditions are satisfied as set forth in the Incremental Warrant. The aggregate exercise price to purchase the maximum aggregate principal amount of Additional Notes issuable under the Incremental Warrant is $5,947,500, which gives effect to an original issue discount of eight and a half percent (8.5%) for each such Additional Note issued upon the exercise of the Incremental Warrant.

Additional Notes

The Company may issue Additional Notes in an aggregate original principal amount of up to $6,500,000 to the Investor assuming full exercise of the Incremental Warrant. The Additional Notes will be substantially in the form of the Initial Note, with the exception that the Initial Note permits the Company effecting or entering into an agreement to issue and sell up to an aggregate of $2.5 million of shares of Common Stock in certain circumstances as described above and each Additional Note will mature two (2) years from its issuance date, with an initial conversion price equal to the Fixed Price of the Initial Note (or any outstanding Additional Note, if the Initial Note is no longer outstanding) in effect at the time of issuance.

Registration Rights Agreement

On March 12, 2025, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company agreed to register the resale of the Conversion Shares issued or issuable upon conversion of the Initial Note and any Additional Notes. The Registration Rights Agreement requires, among other things, the Company to file an initial resale registration statement covering the Conversion Shares with the SEC within 30 calendar days after the Closing Date. The Company is obligated to use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than the 60th calendar day following the Closing Date (the “Effectiveness Deadline”). However, in the event the Company is notified by SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline will be accelerated to the fifth business day following the date on which the Company is so notified if such date precedes the initial Effectiveness Deadline. In the event the registration statement is subject to a full SEC review, or the Company is required to update the financial statements therein, which causes the registration statement not to be declared effective by the Effectiveness Deadline, the Effectiveness Deadline will automatically be deemed to be extended for so long as necessary, provided that the Company is using its best efforts to promptly respond to and satisfy the requests of the SEC. During any such period, the Company will not be in default of satisfying the Effectiveness Deadline.

The foregoing summaries of the Notes, the Incremental Warrant, the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 4.1, 4.2, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Unsecured Convertible Promissory Note.issued March 12, 2025
4.2	Note Purchase Warrant, dated March 12, 2025, including Form of Additional Note.
10.1*	Securities Purchase Agreement, dated March 12, 2025, by and between the Company and the Investor.
10.2	Registration Rights Agreement, dated March 12, 2025, by and between the Company and the Investor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025	MAISON SOLUTIONS INC.

	By:	/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President